UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2020

XTANT MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34951	20-5313323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Cruiser Lane Belgrade, Montana	59714
(Address of principal executive offices)	(Zip Code)

(406) 388-0480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000001 per share	XTNT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Introductory Note

On August 7, 2020, Xtant Medical Holdings, Inc. (the “Company”, “we” or “us”) entered into a Restructuring and Exchange Agreement (the “Restructuring Agreement”) with OrbiMed Royalty Opportunities II, LP (“Royalty Opportunities”) and ROS Acquisition Offshore LP (“ROS” and together with Royalty Opportunities, the “Lenders”), pursuant to which the parties thereto agreed, subject to the terms and conditions set forth therein, to take certain actions as set forth therein and as described below (collectively, the “Restructuring Transactions”) in furtherance of a restructuring of the Company’s outstanding indebtedness under that certain Second Amended and Restated Credit Agreement, dated as of March 29, 2019, by and among the Company, Bacterin International, Inc., Xtant Medical, Inc., X-spine Systems, Inc., and the Lenders, as amended (the “Second A&R Credit Agreement”).

The Restructuring Transactions include, among others:

●	an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock, par value $0.000001 per share, of the Company (“Common Stock”) from 75 million to 300 million (the “Charter Amendment”);

●	the exchange by the Company of shares of Common Stock for approximately $40.8 million of the aggregate outstanding principal amount of the Loans (as defined in the Second A&R Credit Agreement) outstanding under the Second A&R Credit Agreement, as well as, without duplication, approximately $21.1 million of the outstanding amount of PIK Interest (as defined in the Second A&R Credit Agreement) (such loans and PIK Interest, the “Exchanging Loans”), plus all other accrued and unpaid interest on the Exchanging Loans outstanding as of the closing date, at an exchange price of $1.07 per share, representing the average closing price of the Common Stock over the 10 trading days immediately prior to the parties entering into the Restructuring Agreement, and resulting in the issuance of approximately 57.8 million shares of Common Stock (the “Share Issuance”);

●	the execution of an amendment to the Second A&R Credit Agreement by the parties thereto to change certain provisions therein, as described in more detail below; and

●	the launch by the Company of a rights offering to allow stockholders of the Company to purchase up to an aggregate of $15 million of Common Stock at the same price per share as the $1.07 per share exchange price used to exchange the Exchanging Loans into Common Stock as part of the Share Issuance (the “Rights Offering”).

Immediately after the execution of the Restructuring Agreement by the parties thereto, the Company solicited and obtained the written consent of Royalty Opportunities and ROS, the holders of an aggregate of 9,248,678 shares of Common Stock, representing a majority of the outstanding shares of Common Stock as of the record date, August 7, 2020 (collectively, the “Consenting Majority Stockholders”), for the approval of the Charter Amendment and the Share Issuance, in accordance with applicable provisions of the Delaware General Corporation Law (the “DGCL”) and the Company’s Second Amended and Restated Bylaws. The written consent of the Consenting Majority Stockholders was sufficient to approve the Charter Amendment and the Share Issuance. Therefore, no proxies or additional consents were solicited by the Company in connection with the Charter Amendment and the Share Issuance. Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, on September 10, 2020, the Company sent a definitive information statement to all holders of Common Stock as of the August 7, 2020 record date (the “Record Date”) for the purpose of informing such stockholders of the written actions taken by the Consenting Majority Stockholders (the “Information Statement”). In accordance with Exchange Act Rule 14c-2, the stockholder consent of the Consenting Majority Stockholders could not become effective until at least 20 calendar days following the mailing of the Information Statement.

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On October 1, 2020 (the “Closing Date”), the closing of the Restructuring Transactions, other than the Rights Offering, occurred (the “Closing”), and in connection therewith, the following actions took place, each as described in more detail in this Current Report on Form 8-K:

●	The Charter Amendment was filed with the Office of the Secretary of State of the State of Delaware;

●	The Share Issuance occurred;

●	An amendment to the Second A&R Credit Agreement was executed by the parties thereto and in connection therewith the Company issued an additional 0.9 million shares of Common Stock in exchange for a portion of the prepayment fee payable under the Second A&R Credit Agreement in respect of the Exchanging Loans; and

●	A registration rights agreement was executed by the parties thereto.

As a result of the completion of these Restructuring Transactions, Royalty Opportunities and ROS own, in the aggregate, approximately 94.5% of the outstanding Common Stock and all other existing stockholders of the Company own approximately 5.5% of the outstanding Common Stock. As previously mentioned, under the terms of the Restructuring Agreement, the Company agreed to launch a rights offering to allow stockholders of the Company to purchase Common Stock at the same price per share as the $1.07 per share exchange price used in the Share Issuance.

Item 1.01	Entry into a Material Definitive Agreement.

Second Amendment to Second Amended and Restated Credit Agreement

On October 1, 2020, Xtant Medical Holdings, Inc., and our subsidiaries, Bacterin International, Inc., Xtant Medical, Inc. and X-spine Systems, Inc., entered into a Second Amendment to the Second Amended and Restated Credit Agreement (the “Credit Agreement Amendment”) with the Lenders, which amended the Second A&R Credit Agreement as follows:

●	extinguished loans in an aggregate principal amount equal to the Exchanging Loans outstanding thereunder on the Closing Date, immediately prior to the Closing, together with all accrued and unpaid interest thereon;

●	added loans in an aggregate principal amount equal to a portion of the prepayment fee payable under the Second A&R Credit Agreement in respect of the Exchanging Loans and exchanged the remaining portion of the prepayment fee for an additional 0.9 million shares of Common Stock (the “Prepayment Fee Shares”);

●	removed the availability of the Additional Delayed Draw Loans and reduced the Additional Second Delayed Draw Commitment Amount (as such terms are defined in the Second A&R Credit Agreement) to $5.0 million;

●	provided that beginning on October 1, 2020 through the maturity date of the Second A&R Credit Agreement, interest payable in cash will accrue on the loans thereunder at a rate per annum equal to the sum of (i) 7.00% plus (ii) the higher of (x) the LIBO Rate (as such term is defined in the Second A&R Credit Agreement) and (y) 1.00%; and

●	eliminated the Revenue Base financial covenant.

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Registration Rights Agreement

Also on October 1, 2020, in connection with and as a condition to the Closing of the Restructuring Transactions, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Lenders. The Registration Rights Agreement requires the Company to, among other things, file with the Securities and Exchange Commission (the “SEC”) a shelf registration statement covering the resale, from time to time, of the Common Stock issuable upon exchange of the Exchanging Loans and the Prepayment Fee Shares no later than the 90th day after the Closing Date and use its best efforts to cause the shelf registration statement to become effective under the Securities Act of 1933, as amended (the “Securities Act”), no later than the 180th day after the Closing Date.

Royalty Opportunities is the sole holder of the Company’s outstanding long-term debt, all of which is outstanding under the Second A&R Credit Agreement, as amended by the Credit Agreement Amendment. In addition, as described in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 5, 2020, the Company is a party to an Investor Rights Agreement and Registration Rights Agreement with the Lenders in addition to the Second A&R Credit Agreement, as amended by the Credit Agreement Amendment. Pursuant to the director nomination provisions in the Investor Rights Agreement, three of the current five members of the Board of Directors of the Company are affiliated with the Lenders.

The foregoing summary description of the Credit Agreement Amendment and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment and the Registration Rights Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On October 1, 2020, the Company disclosed information regarding its capitalization, including stockholders’ equity, taken on a consolidated basis with its subsidiaries, as of June 30, 2020, on an actual basis, and as of October 1, 2020, on an as adjusted pro forma basis to give effect to the completion of the Restructuring Transactions, other than the Rights Offering, including: (i) the effectiveness of the Charter Amendment and Credit Agreement Amendment and (ii) the Share Issuance, and the Company’s anticipated results of operations through October 1, 2020. The disclosure set forth below under Item 8.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On October 1, 2020, pursuant to the terms of the Restructuring Agreement and as part of the Restructuring Transactions contemplated thereunder, the Company issued an aggregate of 57,837,045 shares of Common Stock to the Lenders in exchange for approximately $40.8 million of the aggregate outstanding principal amount of the Loans (as defined in the Second A&R Credit Agreement) outstanding under the Second A&R Credit Agreement, as well as, without duplication, approximately $21.1 million of the outstanding amount of PIK Interest (as defined in the Second A&R Credit Agreement), plus all other accrued and unpaid interest on the Exchanging Loans outstanding as of the Closing Date, at an exchange price of $1.07 per share, representing the average closing price of the Common Stock over the 10 trading days immediately prior to the parties entering into the Restructuring Agreement. In addition, on October 1, 2020, pursuant to the terms of the Credit Agreement Amendment, the Company issued to ROS the Prepayment Fee Shares. The Share Issuance and issuance of the Prepayment Fee Shares were made in reliance on an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder since the issuance did not involve a public offering, the Lenders acquired the securities for investment and not resale, and the Company took appropriate measures to restrict transfer of the securities.

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Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth above under “Introductory Note” is incorporated herein by reference.

On October 1, 2020, the Company filed a Certificate of Amendment implementing the Charter Amendment with the Secretary of State of the State of Delaware (the “Certificate of Amendment”).

The foregoing summary of the Charter Amendment and Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference. A more detailed summary of the Charter Amendment can be found in the Information Statement referred to above under Item 1.01 and filed by the Company with the SEC on September 10, 2020.

Item 7.01	Regulation FD Disclosure.

On October 1, 2020, the Company issued a press release announcing the closing of the Restructuring Transactions, other than the Rights Offering, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in Item 7.01 of this report (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 8.01	Other Events.

As previously reported, on April 4, 2018, the Company received a letter from NYSE Regulation stating that the Company was not in compliance with certain NYSE American LLC continued listing standards relating to stockholders’ equity. Specifically, the Company was not in compliance with Sections 1003(a)(i), (ii) and (iii) of the NYSE American Company Guide, the highest of such standards requiring an issuer to have stockholders’ equity of $6.0 million or more if it has reported losses from continuing operations and/or net losses in its five most recent fiscal years. The Company was advised by the Staff of the NYSE Regulation that if the Company failed to regain compliance with the stockholders’ equity standards by October 4, 2020, NYSE Regulation would commence delisting procedures.

The intent of the disclosure under this Item 8.01 of this report is to provide information to NYSE Regulation and investors regarding the Company’s capitalization, including stockholders’ equity, taken on a consolidated basis with its subsidiaries, as of June 30, 2020, on an actual basis, and as of October 1, 2020, on an as adjusted pro forma basis to give effect to the completion of the Restructuring Transactions, other than the Rights Offering, including: (i) the effectiveness of the Charter Amendment and Credit Agreement Amendment and (ii) the Share Issuance, and the Company’s anticipated results of operations through October 1, 2020.

Subject to review by the NYSE Regulation, the Company believes that it has satisfied Sections 1003(a)(i), (ii), and (iii) of the NYSE American Company Guide and as a result is in compliance with the NYSE American continuing listing standards.

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Xtant Medical Holdings, Inc.

Capitalization

Actual as of June 30, 2020

and As Adjusted Pro Forma as of October 1, 2020

The following table sets forth the Company’s capitalization, including stockholders’ equity, taken on a consolidated basis with its subsidiaries, as of June 30, 2020, on an actual basis, and as of October 1, 2020, on an as adjusted pro forma basis to give effect to the completion of the Restructuring Transactions, other than the Rights Offering, including: (i) the effectiveness of the Charter Amendment and Credit Agreement Amendment and (ii) the Share Issuance, and the Company’s anticipated results of operations through October 1, 2020 (in thousands):

	June 30, 2020 Actual	Adjustments	October 1, 2020 As Adjusted Pro Forma
Cash, cash equivalents and trade accounts receivable	$10,602	$(322)	$10,280
Long-term debt, plus premium and less issuance costs	77,531	(60,419)	17,112
Lease liability, less current portion	1,518	(40)	1,478
Total long-term debt	79,049	(60,459)	18,590

Stockholders’ equity
Preferred stock, $0.000001 par value per share; 10,000,000 shares authorized, no shares issued and outstanding, actual and pro forma
Common stock, $0.000001 par value per share; 75,000,000 shares authorized and 13,223,565 shares issued and outstanding, actual and 300,000,000 shares authorized and 71,977,960 shares issued and outstanding, pro forma
Additional paid-in capital	181,412	62,138	243,550
Accumulated deficit	(228,270)	(2,227)	(230,497)
Total stockholders’ (deficit) equity	(46,858)	59,911	13,053
Total capitalization	$32,191	$(548)	$31,643

The adjustments and as adjusted pro forma financial information above is provided for informational purposes only. NYSE Regulation requires that such information be publicly disclosed by the Company prior to a determination that the Company has regained compliance with the continued listing standards of the NYSE American. In addition, the Company’s management believes such information is useful to investors. The as adjusted pro forma financial information has not been reviewed or audited by our independent registered public accounting firm, may be subject to additional changes, adjustments and modifications as part of our quarter end and quarterly review process, and may not accurately reflect our capitalization and total stockholders’ equity as presented in our reviewed consolidated financial statements as of the periods presented and/or as of September 30, 2020.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Xtant Medical Holdings, Inc., as amended (filed herewith)

10.1	Second Amendment to Second Amended and Restated Credit Agreement effective as of October 1, 2020 among Xtant Medical Holdings, Inc., Bacterin International, Inc., Xtant Medical, Inc., X-spine Systems, Inc., OrbiMed Royalty Opportunities II, LP and ROS Acquisition Offshore LP (filed herewith)

10.2	Registration Rights Agreement, dated as of October 1, 2020, by and among Xtant Medical Holdings, Inc., OrbiMed Royalty Opportunities II, LP and ROS Acquisition Offshore LP (filed herewith)

99.1	Release of Xtant Medical Holdings, Inc., dated October 1, 2020, entitled “Xtant Medical Announces Closing of Debt Restructuring” (furnished herewith)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTANT MEDICAL HOLDINGS, INC.

By:	/s/ Sean E. Browne
Sean E. Browne
President and Chief Executive Officer

Date: October 1, 2020

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